UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

COLE CREDIT PROPERTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

1

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2

COLE CREDIT PROPERTY TRUST, INC.

2555 East Camelback Road, Suite 400

Phoenix, Arizona 85016

April 14, 2008

Dear Stockholder:

You are cordially invited to attend our 2008 Annual Meeting of Stockholders to be held on Thursday, May 29, 2008, at 2:00 p.m. local time at our principal executive offices located at 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016.

The matters expected to be acted upon at the meeting are described in the following Notice of the 2008 Annual Meeting of Stockholders and Proxy Statement.

Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of Cole Credit Property Trust, Inc. and for a discussion of the business to be considered at the meeting.

It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR SUBMIT YOUR PROXY BY USING THE TELEPHONE OR THE INTERNET, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. FOR SPECIAL INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. Voting by proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,
/s/ CHRISTOPHER H. COLE Christopher H. Cole Chairman, President and Chief Executive Officer

COLE CREDIT PROPERTY TRUST, INC.

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2008

To Cole Credit Property Trust, Inc. Stockholders:

NOTICE IS HEREBY GIVEN that the 2008 annual meeting of stockholders of Cole Credit Property Trust, Inc., a Maryland corporation (“CCPT” the “Company,” “we,” or “us”), will be held on Thursday, May 29, 2008, at 2:00 p.m. local time at our principal executive offices located at 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016. The purpose of the meeting is to:

1.	Elect three directors to hold office for one-year terms expiring at the 2009 annual meeting of stockholders and until their successors are duly elected and qualify; and
2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The proposals and other related matters are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on March 24, 2008 are entitled to receive this notice and to vote at the meeting. This proxy statement, proxy card and our 2007 annual report to stockholders are being mailed to you on or about April 14, 2008.

All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend, WE URGE YOU TO READ THE PROXY STATEMENT AND EITHER COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR TO SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROMPT RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE CCPT SIGNIFICANT ADDITIONAL EXPENSE ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

By Order of the Board of Directors
Phoenix, Arizona April 14, 2008	/s/ JOHN M. PONS John M. Pons Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

QUESTIONS AND ANSWERS

We are providing you with this proxy statement, which contains information about the items to be voted upon at our annual meeting of stockholders. To make this information easier to understand, we have presented some of the information below in a question and answer format.

Q:	Why did you send me this proxy statement?

A:

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares of CCPT common stock at the 2008 annual meeting of stockholders. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and is designed to assist you in voting.

Q:	What is a proxy?

A:

A proxy is a person who votes the shares of stock of another person who does not attend a meeting. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, or give your proxy by telephone or over the Internet, you are giving us your permission to vote your shares of common stock at the annual meeting. The people who will vote your shares of common stock at the annual meeting are D. Kirk McAllaster, Jr. and John M. Pons. They will vote your shares of common stock as you instruct, unless you sign and return the proxy card, or authorize a proxy by telephone or over the Internet, and give no instructions. In this case, the proxies will vote FOR all of the director nominees. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. The proxies will not vote your shares of common stock if you do not return the enclosed proxy card or authorize a proxy by telephone or over the Internet. This is why it is important for you to return the proxy card, or to authorize a proxy by telephone or over the Internet, to us as soon as possible whether or not you plan on attending the meeting in person.

If you authorize a proxy by telephone or over the Internet, please do not return your proxy card.

Q:	When is the annual meeting and where will it be held?

A:	The annual meeting will be held on Thursday, May 29, 2008, at 2:00 p.m. local time at our principal executive offices located at 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016.

Q:	How many shares of common stock can vote?

A:

As of the close of business on the record date of March 24, 2008, there were 10,090,951 shares of our common stock issued and outstanding. Every stockholder of record as of the close of business on March 24, 2008 is entitled to one vote for each share of common stock held at that date and time.

Q:	What is a “quorum”?

A:

A “quorum” consists of the presence in person or by proxy of stockholders holding a majority of the outstanding shares. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. If you submit a properly executed proxy card, even if you abstain from voting or do not give instructions for voting, then you will at least be considered part of the quorum.

Q:	What may I vote on?

A:	You may vote on the election of nominees to serve on the board of directors and on any other proposal to be voted on.

Q:	How does the board of directors recommend I vote on the proposal?

A:	The board of directors recommends a vote FOR each of the nominees for election as director who are named as such in this proxy statement.

Q:	Who is entitled to vote?

A:	Anyone who owned our common stock at the close of business on March 24, 2008, the record date, is entitled to vote at the annual meeting.

Q:	How do I vote?

A:

You may vote your shares of common stock either in person or by proxy. In order to vote in person, you must attend the annual meeting. Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded. Stockholders may submit their proxy via mail, using the enclosed proxy card. In addition, stockholders of record who live in the United States may authorize proxies by following the “Telephone” instruction on the enclosed proxy card. Stockholders of record with Internet access may submit a proxy by following the “Internet” instructions on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. If you attend the annual meeting, you may also submit your vote in person, and any previous votes or proxies that you submitted will be superseded by the vote that you cast at the annual meeting. If you return your signed proxy card, or authorize a proxy by telephone or over the Internet, but do not indicate how you wish to vote, your shares of common stock will be counted as present for purposes of determining a quorum and voted FOR the nominees for director, and with respect to any other proposals to be voted upon, in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of Messrs. McAllaster and Pons.

Q:	Will my vote make a difference?

A:

Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. AS A RESULT, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder votes. We encourage you to participate in the governance of CCPT and welcome your attendance at the annual meeting.

Q:	What if I return my proxy card and then change my mind?

A:	You have the right to revoke your proxy at any time before the vote by:

(1)	notifying John M. Pons, our Secretary, in writing at our principal executive offices located at 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016;

(2)	attending the meeting and voting in person; or

(3)

properly signing and returning another proxy after your first proxy, which is received before the annual meeting date. Only the most recent vote will be counted and all others will be discarded regardless of the method of voting.

Q:	How will voting on any other business be conducted?

A:

Although we do not know of any business to be considered at the annual meeting other than the election of directors, if any other business is properly presented at the annual meeting, your proxy gives authority to D. Kirk McAllaster, Jr., our Executive Vice President and Chief Financial Officer, and John M. Pons, our Secretary, and each of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:	Who pays the cost of this proxy solicitation?

A:

CCPT will pay all the costs of soliciting these proxies. CCPT will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:

No. In addition to mailing proxy solicitation material, our directors and officers, as well as third-party proxy service companies we retain, may also solicit proxies in person, by telephone or by any other electronic means of communication we deem appropriate. No additional compensation will be paid to directors, officers or other personnel for such services. We have retained D.F. King & Co., Inc. to assist us in the distribution of proxy materials and solicitation of votes. We anticipate the costs of such services to CCPT to be approximately $7,000.

Q:	If I plan to attend the annual meeting in person, should I notify anyone?

A:

While you are not required to notify anyone in order to attend the annual meeting, if you do plan to attend the meeting, we would appreciate it if you would mark the appropriate box on the enclosed proxy card, or so indicate when you authorize a proxy by telephone or over the Internet, to let us know how many stockholders will be attending the meeting so that we will be able to prepare a suitable meeting room for the attendees.

Q:	Whom should I call if I have any questions?

A:

If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Call Toll free: (800) 290-6426 or

Collect at (212) 269-5550

PROPOSAL 1

ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all three members of our board of directors. Those persons elected will serve as directors until the 2009 annual meeting of stockholders and until their successors are duly elected and qualify. The board of directors has nominated the following people for election as directors:

•	Christopher H. Cole
•	D. Kirk McAllaster, Jr.
•	John M. Pons

Messrs. Cole and Pons are current members of our board of directors. The principal occupation and certain other information about the nominees are provided below under the section captioned “Certain Information About Management.”

If you return a properly executed proxy card, or if you vote by phone or over the Internet, unless you direct them to withhold your votes, the individuals named as proxies will vote your shares FOR the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board may reduce its size, designate a substitute nominee, or fill the vacancy through a majority vote of the remaining directors. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Vote Required; Recommendation

The vote of a majority of all the stockholders present in person or by proxy at a meeting of stockholders duly called at which a quorum is present, without the necessity for concurrence by the board of directors, is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have the same effect as votes cast against each director. A properly executed proxy card, or proxy authorized by telephone or over the Internet, indicating “FOR all nominees listed” will be considered a vote in favor of all nominees for re-election as director. A properly executed proxy card, or proxy authorized by telephone or over the Internet, indicating “FOR all nominees listed EXCEPT those whose names are written in the space provided” will be considered a vote in favor of all nominees except those nominees you specifically list and a vote against the nominees specifically listed. A properly executed proxy card, or proxy authorized by telephone or over the Internet, indicating “WITHHOLD FOR ALL” will be considered a vote against all directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL NOMINEES LISTED” FOR ELECTION AS DIRECTORS

CERTAIN INFORMATION ABOUT MANAGEMENT

Board of Directors and Director Nominees

In accordance with applicable law and our bylaws, the business and affairs of CCPT are managed under the direction of our board of directors. Our board of directors has nominated Messrs. Cole, McAllaster, and Pons for election as a director to serve until our 2009 annual meeting of stockholders or until his or her successor is elected and qualified. Messrs. Cole, Koblenz and Pons currently serve as directors of CCPT and Mr. McAllaster is a director nominee. None of our directors or director nominees are independent directors.

Name	Age	Positions
Christopher H. Cole	55	Chairman, Chief Executive Officer and President
Blair D. Koblenz	50	Director, Vice Chairman
D. Kirk McAllaster, Jr.	41	Director Nominee, Executive President and Chief Financial Officer
John M. Pons	44	Director, Secretary

Christopher H. Cole has served as the Chairman, chief executive officer and president of our Company since our formation in March 2004. He is also the Chairman, chief executive officer, president, secretary and treasurer of Cole Holdings Corporation and its sole shareholder. Mr. Cole has been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979. Mr. Cole has served as the chief executive officer and treasurer of Cole Capital Advisors, Inc. (“Cole Capital Advisors”) and Cole Capital Partners, LLC (“Cole Capital Partners”) since 2002, and as president and secretary since October 2007. He was also the president of each from 2002 until March 2007. Mr. Cole has served as the chief executive officer and treasurer of Cole REIT Advisors I (“Cole Advisors”) and Cole REIT Advisors II, LLC (“Cole Advisors II”) since their formation and as president since October 2007. Mr. Cole has served as the chief executive officer, president and treasurer of Cole Realty Advisors, Inc. (“Cole Realty Advisors) since its formation in November 2002. He also served as president of each company from its formation until March 2007. Mr. Cole has served as the Chairman, chief executive officer, and president of Cole Credit Property Trust, Inc. (“Cole REIT I”) since its formation in March 2004. He has served as the Chairman, chief executive officer, and president of Cole Credit Property Trust II, Inc. (“Cole REIT II”) since its formation in September 2004. He has served as a Director and as executive vice president and treasurer of Cole Capital Corporation since 2002. Mr. Cole served as the chief executive officer of Cole Partnerships, Inc. (“Cole Partnerships”) from August 1995 through December 2003. Mr. Cole has served as the chairman, chief executive officer and president of Cole Retail Income Trust, Inc. (“CRIT”) and Cole Retail Income Advisors, LLC (“CRI Advisors”), since their respective formation in January 2008.

Blair D. Koblenz has served as vice chairman of our company since October 2007. Mr. Koblenz served as executive vice president and chief financial officer of our company from its formation in September 2004 until March 2007 and as its president from March 2007 through October 2007. He has been active in the structuring and financial management of commercial real estate investments for over 20 years. He serves as vice chairman of Cole Holdings Corporation and has served in such capacity since October 2007. He served as president and secretary from March 2007 until October 2007 and executive vice president, chief financial officer and secretary from December 2002 through March 2007 of Cole Capital Advisors. He served as executive vice president, chief financial officer and secretary of CCP from its formation in November 2002 and president and secretary of CCP from March 2007 through October 2007. Mr. Koblenz was the executive vice president and chief financial officer of Cole Advisors from its formation in April 2004 through March 2007 and president from March 2007 through October 2007. He served as executive vice president and chief financial officer of Cole Advisors II from its formation in September 2004 through March 2007 and as president from March 2007 through October 2007. Mr. Koblenz also served as a director of Cole REIT I since its formation. He served as president of Cole Capital Corporation from December 2002 until September 2005 and from October 2005 until January 2008. He also served as executive vice president, chief financial officer and secretary of Cole Capital Partners from its formation in November 2002 until March 2007 and president and secretary from March 2007 until October 2007. He also served as executive vice president, chief financial officer and secretary of Cole Realty Advisors from November 2002 through March 2007 and as president and secretary from March 2007 through October 2007. Prior to joining Cole in 1994, he practiced in public accounting at Toback & Company, CPA from 1979 to 1982 with an emphasis in taxation and business planning. He then served in a financial officer capacity for real estate investment companies and operators in Arizona from 1982 to 1994. Mr. Koblenz received his Bachelor of Science Degree in Accounting from Arizona State University and is a Certified Public Accountant, licensed in the State of Arizona. He holds the designation of Certified Financial Planner as authorized by the CFP Board of Standards and holds securities licenses. He is a member of the American Institute of CPAs, the Arizona Society of CPAs, the Financial Planning Association, and the National Association of Real Estate Investment Trusts.

D.  Kirk McAllaster, Jr. has served as our executive vice president and chief financial officer since October 2007. He also serves as executive vice president and chief financial officer of Cole Capital Advisors and Cole Capital Partners. From January 2006 to March 2007, Mr. McAllaster was vice president, Finance and Accounting for the above entities. He previously served as director of finance and compliance from May 2003 until December 2005 of the above entities. He also is executive vice president and chief financial officer of Cole Advisors and Cole Advisors II and was vice president, finance and accounting of each from January 2006 until March 2007. He previously served as director of finance and compliance of each company from its formation until December 2005. He also serves as the executive vice president and chief financial officer of CRIT, Cole REIT I, Cole Capital Partners, Cole Advisors, Cole Realty Advisors, CRI Advisors, and Cole Advisors II. Prior to joining Cole in May 2003, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit Senior Manager. He has over 16 years of accounting and finance experience in public accounting and private industry. Mr. McAllaster received a Bachelor of Science Degree from California State Polytechnic University – Pomona with a major in Accounting. He is a Certified Public Accountant licensed in the state of Arizona and is a member of the American Institute of CPAs and the Arizona Society of CPAs.

John M. Pons has served as secretary of our company since its formation in March 2004. He is also executive vice president, chief administrative officer, and general counsel of Cole Capital Advisors and Cole Capital Partners. He was senior vice president from September 2005 until March 2007 and general counsel from January 2006 until March 2007. He previously served as vice president from September 2003 until August 2005 and as counsel from September 2003 until December 2005 of the above entities. He also is executive vice president, chief administrative officer, secretary, and general counsel of Cole Advisors and Cole Advisors II. He was senior vice president from September 2005 until March 2007 and secretary and general counsel from January 2006 until March 2007 and vice president and counsel of each company from its formation until August 2005 and December 2005, respectively. Mr. Pons also has served as secretary of Cole REIT II since its formation in September 2004. Mr. Pons also serves as a Director and secretary for Cole REIT I since March 2004 and executive vice president, chief administrative officer, general counsel and secretary of CRIT and CRI Advisors. Mr. Pons also served as the senior vice president of Cole Realty Advisors from January 2006 through December 2007 and has served as its executive vice president, chief administrative officer, general counsel and secretary since December 2007. From December 2001 until joining Cole in September 2003, Mr. Pons was associate general counsel and assistant secretary of GE Capital Franchise Finance Corporation. Prior to December 2001, Mr. Pons was engaged in a private legal practice. Mr. Pons has over 12 years experience in all aspects of real estate law, including the acquisition, sale, leasing, development, and financing of real property. Before attending law school, Mr. Pons was a Captain in the United States Air Force where he served from 1988 until 1992. Mr. Pons received a Bachelor of Science Degree in Mathematics from Colorado State University and a Master of Science Degree in Administration from Central Michigan University before attending the University of Denver where he earned his Juris Doctor (Order of St. Ives) in 1995.

Board Meetings and Annual Stockholder Meeting

The board of directors held four regular meetings and acted by unanimous written consent seventimes during the fiscal year ended December 31, 2007. Each director attended all of his or her board and committee meetings in the year ended December 31, 2007. Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting of stockholders, we encourage all of our directors to attend. Last year all of our directors attended our annual meeting of stockholders.

Independence

CCPT is a private company, and as such, our stock is not traded on any securities exchange. No member of our board of directors is "independent" pursuant to the listing requirements of any securities exchange because each is employed by one or more of our affiliates.

Board Committees

Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. While our board of directors may in the future establish one or more committees, no such committees have been established as of the date of this proxy statement.

Audit Committee

The Company does not have a separately designated audit committee. The entire board of directors acts as the Company’s audit committee. The Company has not designated an audit committee financial expert, although it believes that Mr. McAllaster would satisfy the requirements for that position.

Nominating Board of Directors - Functions

Our board of directors believes that it is appropriate for our board not to have a standing nominating committee as it would be comprised of the entire board. Therefore, all members of our board of directors participate in the consideration of director nominees. The primary functions of the members of our board of directors relating to the consideration of director nominees is to identify individuals qualified to serve on the board of directors and to select a slate of director nominees for election by the stockholders at the annual meeting.

Board Membership Criteria and Selection of Directors

The board of directors annually reviews the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of the board. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise.

Other considerations include the candidate’s ability to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings.

The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. Each of our nominees was recommended by our board of directors. All director nominees stand for election by the stockholders annually.

In its nomination review process, our board of directors solicits candidate recommendations from its own members and management of the Company. Our board of directors may engage the services of a search firm to assist in identifying potential director nominees. Our board of directors also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered by our board of directors, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below. In evaluating the persons recommended as potential directors, our board of directors will consider each candidate without regard to the source of the recommendation and take into account those factors that our board of directors determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of our board of directors) by satisfying the procedural requirements for such nomination as provided in Article II, Section 12 of our bylaws.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our board of directors. Such parties can contact the board by mail at: Chairman of the Cole Credit Property Trust, Inc. Board of Directors, c/o Corporate Secretary, 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016. The chairman of the board of directors will receive all communications made by this means.

Code of Business Conduct and Ethics

The Company has not adopted a Code of Business Conduct and Ethics that applies to members of our board of directors, our executive officers or our personnel. The Company was organized and operates as a private company. Therefore, it has determined that a Code of Business Conduct and Ethics is not necessary at this time.

Compensation of Directors

Each of our directors also is an officer of CCPT and employee of our advisor and does not receive any special or additional remuneration for service on the board of directors.

Compensation Committee Interlocks and Insider Participation

Each member of our board of directors served as an officer of CCPT during the fiscal year ended

December 31, 2007, one of whom was no longer a named executive officer as of December 31, 2007. During the fiscal year ended December 31, 2007, none of our executive officers served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of our board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each director, officer and individual beneficially owning more than 10% of a registered security of the Company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company during and with respect to the fiscal year ended December 31, 2007 and/or written representations that no additional forms were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with these filing requirements in 2007.

Executive Officers

As of March 31, 2008, Christopher H. Cole, D. Kirk McAllaster, Jr. and John M. Pons served as our executive officers. See “Board of Directors and Director Nominees” above for biographical information of Messrs. Cole, McAllaster and Pons.

Compensation of Executive Officers

Our executive officers do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers. As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers and has not included a Compensation Discussion and Analysis in this proxy statement.

Our executive officers are also officers of Cole Advisors, our advisor, and its affiliates, including Cole Capital Corporation, the dealer-manager in our initial offering and Cole Realty Advisors, our property manager, and are compensated by these entities, in part, for their services to us. We pay fees to such entities under our advisory agreement, dealer manager agreement and property management and leasing agreement. We also reimburse Cole Advisors for its provision of administrative services, including related personal costs, subject to certain limitations. A description of the fees that we pay to our advisor, dealer-manager and property manager, or any affiliate thereof is found in the “Transactions with Related Persons, Promoters and Certain Control Persons” section below.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as of March 24, 2008, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each executive officer, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on10,090,951 shares of common stock outstanding as of March 31, 2008.

	Amount and Nature of
	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner	Number	Percentage
Christopher H. Cole (2)	1,000	*
Blair D. Koblenz	–	–
D. Kirk McAllaster, Jr.	–	–
John M. Pons	–	–
General Retirement System of the City of Detroit	1,020,833	10.12%
2 Woodward Avenue, Suite 908
Detroit, MI 48226
Wayne County Employees Retirement System	520,833	5.16%
28 West Adams, Suite 1900
Detroit, MI 48226
All officers and directors as a group (4 persons) (2)	1,000	*

____________________________

*	Represents less than 1% of the outstanding common stock.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group which may be exercised within 60 days following March 24, 2008. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Includes 1,000 shares owned by Cole REIT Advisors. The Sole Member of Cole REIT Advisors is Equity Fund Advisors, Inc. for which Mr. Cole serves as the sole director.

AUDIT COMMITTEE REPORT

Independent Auditors

During the year ended December 31, 2007, Deloitte & Touche LLP (“Deloitte & Touche”) served as our independent auditors and provided certain tax and other services. Deloitte & Touche has served as our independent auditors since our formation. Deloitte & Touche representatives will be present at the 2008 annual meeting of stockholders and will have the opportunity to make a statement if they desire to do so. In addition, the Deloitte & Touche representatives will be available to respond to appropriate questions posed by any stockholders. The board of directors, in performing the duties of an audit committee, anticipates that it will engage Deloitte & Touche as our independent auditors to audit our financial statements for the year ending December 31, 2008. The board of directors reserves the right, however, to select new auditors at any time in the future in its discretion if it deems such decision to be in the best interests of CCPT and its stockholders. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

The board of directors, in performing the duties of an audit committee reviewed the audit and non-audit services performed by Deloitte & Touche, as well as the fees charged by Deloitte & Touche for such services. In its review of the non-audit services and fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of Deloitte & Touche. The aggregate fees billed to us for professional accounting services, including the audit of CCPT’s annual financial statements by Deloitte & Touche for the years ended December 31, 2007 and December 31, 2006, are set forth in the table below.

	Fiscal Year Ended December 31, 2007	Fiscal Year Ended December 31, 2006
Audit Fees	$161,400	$202,000
Audit-related fees	28,254	—
Tax fees	98,125	95,068
All other fees	—	—
Total	$287,779	$297,068

For purposes of the preceding table, Deloitte & Touche’s professional fees are classified as follows:

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Audit fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Deloitte & Touche in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements and other services that generally only the independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC and audits of acquired properties or businesses or statutory audits for our subsidiaries or affiliates.

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Audit-related fees – These are fees for assurance and related services that traditionally are performed by independent auditors, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, statutory subsidiary or equity investment audits incremental to the audit of the consolidated financial statements and general assistance with the implementation of Section 404 of the Act and other SEC rules promulgated pursuant to the Act.

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Tax fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.

•	All other fees – These are fees for other permissible work performed that do not meet the above-described categories, including assistance with internal audit plans and risk assessments.

Pre-Approval Policies

The board of directors pre-approves all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” pre-approval, it will require “specific” pre-approval by the board of directors.

All requests or applications for services to be provided by the independent auditor that do not require specific pre-approval by the board of directors will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the audit committee. The board of directors will be informed on a timely basis of any such services rendered by the independent auditors.

Requests or applications to provide services that require specific pre-approval by the board of directors will be submitted to the board of directors by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The chairman of the board of directors has been delegated the authority to specifically pre-approve de minimis amounts for services not covered by the general pre-approval guidelines. All amounts, other than such de minimis amounts require specific pre-approval by the board of directors prior to engagement of Deloitte & Touche. All amounts, other than de minimis amounts not subject to pre-approval, specifically pre-approved by the chairman of the board of directors in accordance with this policy are to be disclosed to the full board of directors at the next regularly scheduled meeting.

All services rendered by Deloitte & Touche for the years ended December 31, 2007 and December 31, 2006, were pre-approved in accordance with the policies and procedures described above.

Report of the Audit Committee

Our board of directors has oversight responsibilities, including overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, for the system of internal control over financial reporting that management has established and the audit and financial-reporting process. The entire board of directors acts as the audit committee. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the board of directors, and therefore the audit committee, does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing and the members of the audit committee are not professionally engaged in the practice of accounting or auditing. The board of directors, in its audit committee role, does not provide any special assurance with regard to the financial statements of CCPT, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The board of directors relies in part, without independent verification, on information provided to it and on representations made by management and the independent auditors that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles.

In this context, in fulfilling its oversight responsibilities, the board of directors reviewed the 2007 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of CCPT.

The board of directors reviewed with Deloitte & Touche, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of the financial statements and such other matters as are required to be discussed with the audit committee under Statement on Auditing Standards No.114, The Auditor’s Communication with Those Charged with Governance. The board of directors received from, and discussed with, Deloitte & Touche the written disclosures and the communication required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) relating to that firm’s independence from CCPT. In addition, the board of directors considered whether Deloitte & Touche’s provision of non-audit services is compatible with Deloitte & Touche’s independence.

The board of directors discussed with Deloitte & Touche the overall scope and plans for the audit. The board of directors meets periodically with Deloitte & Touche to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of CCPT.

In reliance on these reviews and discussions, the board of directors agreed that the 2007 audited financial statements of CCPT be included in its Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

March 31, 2008	The Board of Directors: Christopher H. Cole (Chairman) Blair D. Koblenz John M. Pons

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Our board of directors has reviewed the material transactions between our affiliates and us during the year ended December 31, 2007. Set forth below is a description of the transactions with affiliates. We believe that we have executed all of the transactions set forth below on terms that are fair to the Company.

Advisory Agreement

We are party to an Advisory Agreement with Cole Advisors whereby Cole Advisors manages our day-to-day operations and for identifying and making investments on our behalf. In return, we pay to Cole Advisors a monthly asset management fee of up to 0.75%, on an annualized basis, of the aggregate asset value of our assets. For the year ended December 31, 2007, we paid a monthly asset management fee of 0.50%, on an annualized basis, of the aggregate asset value of our assets pursuant to a waiver of the remaining portion of the fee by Cole Advisors. Cole Advisors is not obligated to waive any portion of this fee beyond December 31, 2007, although it currently continues to waive the same portion of the fee. Asset management fee payments for the year ended December 31, 2007 totaled approximately $493,000. We also pay to Cole Realty Advisors up to 3.0% of the contract purchase price of each property or asset that we acquire, along with reimbursement of acquisition expenses. Such payments for the year ended December 31, 2007 totaled approximately $61,000, all of which were fees. We also pay to Cole Advisors a financing coordination fee equal to 1.0% of the gross proceeds of any loan obtained in connection with an investment. Such payments were made for the year ended December 31, 2007, totaled approximately $17,000, all of which were fees. We reimburse the expenses incurred by Cole Advisors in connection with its provision of administrative services, including related personnel costs. No such payments were made for the year ended December 31, 2007. Additionally, for substantial assistance in connection with the sale of properties, we pay Cole Advisors or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 3.0% of the contract price of each property sold. No such payments were made for the year ended December 31, 2007, because we did not sell any of our properties.

Additionally, we are required to pay to Cole Advisors performance fees based on a percentage of proceeds or stock value upon our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our investors have received a return of their net capital invested and a 7.5% annual cumulative, non-compounded return or, in the case of the listing or quotation of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of cash flow necessary to generate a 7.5% annual cumulative, non-compounded return to investors. In the event of a sale of our assets, after investors have received a return of their net capital invested and a 7.5% annual cumulative, non-compounded return, then we will pay to Cole Advisors 20.0% of remaining net sale proceeds. Upon listing our common stock on a national securities exchange, we will pay to Cole Advisors, a fee equal to 20.0% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate a 7.5% annual cumulative, non-compounded return to investors.

Our Advisory Agreement has a one-year term subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. Upon termination of the Advisory Agreement, we may be required to pay to Cole Advisors a performance fee similar to the performance fee described above if Cole Advisors would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

Christopher H. Cole, our chief executive officer, president and a member of our board of directors, indirectly owns 100% of the ownership and voting interests of Cole Advisors. Mr. Cole also is the chief executive officer of Cole Advisors. D. Kirk McAllaster, Jr., one of our director nominees and our executive vice president and chief financial officer is the executive vice president and chief financial officerof Cole Advisors. John M. Pons, our secretary and a member of the board of directors, is the executive vice president, chief administrative officer, general counsel and secretary of Cole Advisors. Blair D. Koblenz, one of our current directors, is the Vice Chairman of Cole Advisors.

Property Management and Leasing Agreement

We are party to a Property Management and Leasing Agreement with Cole Realty Advisors. Pursuant to the agreement, we pay to Cole Realty Advisors fees equal to 3.0% of gross revenues, plus leasing commissions at prevailing market rates, not to exceed the greater of $4.50 per square foot or 7.5% of the total lease obligation, from our properties. Such payments for the year ended December 31, 2007 totaled approximately $467,000. We also reimburse Cole Realty Advisors’ costs of managing the properties.

Our Property Management and Leasing Agreement has a three year term subject to three successive three-year renewals.

Christopher H. Cole, our chief executive officer, president and a member of our board of directors, indirectly owns 100% of the ownership and voting interests of Cole Realty Advisors. Mr. Cole also is the chief executive officer and treasurer of Cole Realty Advisors. D. Kirk McAllaster, Jr., one of our director nominees and our executive vice president and chief financial officer is the executive vice president, and chief financial officer of Cole Realty Advisors. John Pons, our secretary and a member of our board of directors, is the executive vice president, chief administrative officer, general counsel and secretary of Cole Realty Advisors. Blair D. Koblenz, one of our current directors, is the Vice Chairman of Cole Realty Advisors.

STOCKHOLDER PROPOSALS

Any proposals by stockholders for inclusion in proxy solicitation material for the 2009 annual meeting must be received by our secretary, John M. Pons, at our offices no later than December 16, 2008, and must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. If a stockholder wishes to present a proposal at the 2009 annual meeting, whether or not the proposal is intended to be included in the 2009 proxy materials, our bylaws require that the stockholder give advance written notice to our secretary, John M. Pons, at our offices no earlier than December 16, 2008 and no later than January 15, 2009. Stockholders are advised to review the Company’s bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

A copy of CCPT’s 2007 annual report to stockholders, filed with the SEC, is enclosed herewith. You may also obtain our other SEC filings and certain other information concerning CCPT through the Internet at www.sec.gov and www.colecapital.com. Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

By Order of the Board of Directors

/s/ JOHN M. PONS John M. Pons Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

The Board of Directors recommends you vote FOR PROPOSAL 1.

PLEASE RETURN ONLYTHIS PROXY CARD IN THE ATTACHED SELF-ADDRESSED, STAMPED ENVELOPE. DO NOT RETURN THE PROXY STATEMENT. IF YOU RETURN ANY ADDITIONAL DOCUMENTS, YOUR PROXY CARD MAY BE UNDELIVERABLE BECAUSE OF INSUFFICIENT POSTAGE.

PROXY FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

OF COLE CREDIT PROPERTY TRUST, INC.

MAY 29, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints D. Kirk McAllaster, Jr. and John M. Pons, and each of them, as proxy and attorney-in-fact, with full power of substitution as determined by the Board of Directors of Cole Credit Property Trust, Inc., on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stockholders of COLE CREDIT PROPERTY TRUST, INC. to be held on May 29, 2008, and at any adjournments or postponements thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of annual meeting of stockholders, the proxy statement and the annual report.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the election of each of the nominees for director listed in Proposal 1. The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to adjourn or postpone the meeting.

INTERNET	TELEPHONE	MAIL

http://www.dfking.com/ccpt	1-800-993-4420

• Go to the website address listed above • Have your proxy card available • Follow the instructions that appear on your computer screen	• Use any touch-tone telephone • Have your proxy card available • Follow the recorded instructions

•    Mark, sign and date your proxy card

•    Detach your proxy card

•   Return your proxy card in the postage-paid envelope provided to

D.F. King & Co., Inc.

Wall Street Station

P. O. Box 1163

New York, NY 10269-0013

	FOR ALL NOMINEES LISTED	FOR ALL OTHER THAN THOSE LISTED	WITHHELD FOR ALL

PROPOSAL 1: Election of Directors for the term specified in the Proxy Statement:	☐	☐	☐

Christopher H. Cole
D. Kirk McAllaster, Jr.
John M. Pons

AGAINST: (Write name(s) of nominee(s) below).

IN THEIR DISCRETION, to act upon such other business as may properly come before the annual meeting of stockholders or any adjournment or postponement thereof.

WILL ATTEND ☐

If you plan to attend the annual meeting of stockholders, please mark the WILL ATTEND box.

Dated: __________________, 2008

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Please sign exactly as your name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

*	______________________________________________
Name of Stockholder (Print)

______________________________________________
*	Signature

______________________________________________
Signature (if held jointly)

*	By (if entity):___________________________________

*	Title (if entity):__________________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FOR RECEIPT BY THE COMPANY’S PROXY SOLICITOR ON OR BEFORE MAY 29, 2008, BY USING THE ENCLOSED PREPAID SELF-ADDRESSED ENVELOPE.

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